UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2025

SILVER STAR PROPERTIES REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-41786	26-3455189
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

601 Sawyer, Suite 600
Houston, Texas 77007
(Address of principal executive offices, including zip code)

(713) 467-2222

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.427)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 24, 2025, the Board of Directors (the “Board”) of Silver Star Properties REIT, Inc. (the “Company”) appointed Michael A. Racusin as an independent director of the Company.

Michael A. Racusin, age 44, has resigned as an advisor to the Board and as our assistant corporate secretary. Mr. Racusin previously served the Company as Senior Vice President, General Counsel and Corporate Secretary from May 2021 to January 2024. Mr. Racusin managed legal matters affecting our company and its affiliates. Mr. Racusin currently serves as Chief Legal Office of Disrupt Equity, a vertically integrated commercial private equity and real estate investment firm specializing in multifamily acquisitions.

Prior to joining the Company in May 2021, Mr. Racusin served as General Counsel and Corporate Secretary of Luby's Inc., a publicly traded restaurant and food service company, where he also held positions as Associate General Counsel and Asst. Secretary since 2006. Mr. Racusin also co-founded and served as Chief Information Officer and General Counsel of EnergyFunders.com, the world’s first crowdfunding platform for energy projects. Mr. Racusin is a licensed member of the State Bar of Texas. Mr. Racusin earned a Bachelor of Arts from University of Texas at Austin and his Doctor of Jurisprudence from University of Houston Law Center.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER STAR PROPERTIES REIT, INC.

By: /s/ Gerald W. Haddock
Name: Gerald W. Haddock
Title: Chairman of the Board and Chief Executive Officer
Date:  July 29, 2025